                                                                     EXHIBIT 1.1

                              U.S. $2,000,000,000
                       BANKERS TRUST NEW YORK CORPORATION
                       SENIOR MEDIUM-TERM NOTES, SERIES A
                    SUBORDINATED MEDIUM-TERM NOTES, SERIES A

                             DISTRIBUTION AGREEMENT


                                                                 October 1, 1997

Lehman Brothers Inc.                    Morgan Stanley & Co. Incorporated
3 World Financial Center                1585 Broadway
New York, New York 10285                New York, New York 10036

BT Alex. Brown Incorporated             Salomon Brothers Inc
130 Liberty Street                      Seven World Trade Center
New York, New York 10006                New York, New York 10048

Goldman, Sachs & Co.                    Smith Barney Inc.
85 Broad Street                         390 Greenwich Street
New York, New York 10004                New York, New York 10013

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281

Dear Sirs:

     Bankers Trust New York Corporation, a New York corporation (the "Corporation"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") with respect to the issuance and sale by the Corporation of up to an aggregate of U.S.$2,000,000,000 (or its equivalent in any other currency or currency unit) in initial offering price of its Senior Medium-Term Notes, Series A (the "Senior Notes"), and Subordinated Medium-Term Notes, Series A (the "Subordinated Notes" and, collectively with the Senior Notes, the "Notes). The Senior Notes are to be issued from time to time pursuant to an Indenture, dated as of November 1, 1991, between the Corporation and The Chase Manhattan Bank (formerly The Chase Manhattan Bank (National Association)), as trustee (the "Senior Trustee"), as supplemented by the First Supplemental Indenture, dated as of September 1, 1993, and the Second Supplemental Indenture, dated as of October 1,

1997, thereto (as so supplemented and as further supplemented or amended from time to time, the "Senior Indenture"). The Subordinated Notes are to be issued from time to time pursuant to an Indenture, dated as of April 1, 1992, between the Corporation and Marine Midland Bank (formerly Marine Midland Bank, N.A.), as trustee (the "Subordinated Trustee", and together with the Senior Trustee, the "Trustees"), as supplemented by the First Supplemental Indenture, dated as of January 15, 1993, and the Second Supplemental Indenture, dated as of October 1, 1997, thereto (as so supplemented and as further supplemented or amended from time to time, the "Subordinated Indenture," and together with the Senior Indenture, the "Indentures"). The Indenture pursuant to which any particular Notes are issued is hereinafter referred to as the "Relevant Indenture," and the Trustee under the Relevant Indenture is hereinafter referred to as the "Relevant Trustee."

     The Notes shall have the maturity ranges, interest rates or interest rate formulas, specified currencies, issue prices, redemption and repayment provisions, subordination provisions (if any) and other terms set forth in the Prospectus referred to below, as it may be amended or supplemented from time to time, including the supplement thereto setting forth the interest rate, maturity and other specific terms of any particular Note (each, a "Pricing Supplement"). The Notes will be issued, and the terms thereof established, from time to time, by the Corporation in accordance with the Relevant Indenture and the Procedures referred to below. This Agreement shall apply only to sales of the Notes and not to sales of any other securities or evidences of indebtedness of the Corporation and only to sales made on the specific terms set forth herein.

     Subject to the terms and conditions stated herein and to the reservation by the Corporation of the right to sell its Notes directly on its own behalf and to appoint one or more agents in addition to the Agents appointed hereunder, the Corporation hereby (i) appoints each of the Agents as the agent of the Corporation for the purpose of soliciting and receiving offers to purchase Notes from the Corporation, and (ii) agrees that whenever the Corporation determines to sell Notes directly to an Agent as principal it will enter into a separate agreement (each a "Purchase Agreement"). Each such Purchase Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall address such information with respect to such sale as is specified in Exhibit C hereto (as applicable), in accordance with Section 2(e) hereof.

     The Corporation has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission (the "Rules and Regulations") thereunder a registration statement on Form S-3 (No. 333-32909) relating to the Notes and certain other securities, and such registration statement has become effective under the Securities Act. The Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). As used in this Agreement, (i) "Registration Statement" means such registration statement on Form S-3 when it became effective under the Securities Act, and

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as from time to time amended or supplemented; (ii) "Basic Prospectus" means the prospectus relating to the Notes (including all documents incorporated therein by reference) included in the Registration Statement; and (iii) "Prospectus" means the Basic Prospectus together with any amendments or supplements thereto relating to the Notes (including, with respect to any Notes, the Pricing Supplement specifically relating to such Notes) as filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any materials filed with the Commission after the date of the Prospectus and incorporated by reference in the Prospectus. Any reference in this Agreement to any amendment or supplement to the Registration Statement shall be deemed to include the filing of any Annual Report on Form 10-K of the Corporation filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the effective date of the Registration Statement which is incorporated by reference in the Registration Statement.

     As used in this Agreement, "Marketing Period" means each period during which, in the opinion of counsel for the Agents, a prospectus relating to the Notes is required to be delivered under the Securities Act.

SECTION 1. REPRESENTATIONS AND WARRANTIES

     The Corporation represents and warrants to each Agent as of the date hereof, as of the Closing Date (as defined below) and as of the times referred to in Sections 6(a), 6(b) and 6(c) hereof (the Closing Date and each such time being referred to in this Agreement as a "Representation Date") that (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable Rules and Regulations thereunder; (ii) each part of the Registration Statement relating to the Notes filed with the Commission pursuant to the Securities Act, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) each preliminary prospectus, if any, relating to the Notes filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the Securities Act and the applicable Rules and Regulations thereunder; (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply as of the applicable Representation Date and, in the case of a representation made with respect to any particular Notes, at all times during the Marketing Period relating to such Notes in all material respects with the Securities Act and the applicable Rules and Regulations thereunder; (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain as of the applicable Representation Date and, in the case of a representation made with respect to any particular Notes, at all times during the Marketing Period relating to such Notes any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) the Corporation has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New York, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"); (vii) the Corporation has all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus; and (viii) the issuance and sale of the Notes and the execution, delivery and performance by the Corporation of this Agreement will not contravene any provisions of applicable Federal or New York law or regulation, the certificate of incorporation or by-laws of the Corporation, or any agreement or other instrument binding upon the Corporation, which contravention, in any such case, would have a material adverse effect on the Corporation; provided, however, that the foregoing representations and warranties do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Corporation in writing by any Agent expressly for use therein or to any statements in or omissions from the statement of eligibility and qualification on Form T-1 (the "Form T-1") of either Trustee under the Trust Indenture Act.

SECTION 2. SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL

     (a) Appointment. Subject to the terms and conditions stated herein, the Corporation hereby appoints each Agent as the agent of the Corporation for the purpose of soliciting or receiving offers to purchase the Notes from the Corporation by others. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as the agent of the Corporation, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. The Corporation expressly reserves the right to sell Notes directly to investors and to enter into other agreements with respect to sales of Notes, provided that any such agreement shall be on terms that are substantially identical to the terms of this Agreement. Each Agent may also purchase Notes from the Corporation as principal for purposes of resale, as more fully described in paragraph (e) of this Section.

     (b) Suspension of Solicitation. The Corporation reserves the right, in its sole discretion, to suspend or terminate solicitation of offers to purchase the Notes commencing at any time for any period of time or indefinitely. Upon receipt of notice from the Corporation of any such suspension or termination, each Agent shall suspend its solicitation of offers to purchase Notes until such time as the Corporation shall have advised such Agent that such solicitation may be resumed and, in the case of any such notice of suspension or termination delivered pursuant to Section 3(b) hereof, furnished it with the amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 3(b).

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     (c) Agent's Commission. Promptly upon the closing of the sale of any Notes sold by the Corporation as a result of a solicitation made by or offer to purchase received by an Agent, the Corporation agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto.

     (d) Solicitation of Offers. The Agents are authorized to solicit offers to purchase the Notes only in such denominations as are specified in the Prospectus at such purchase price as shall be specified by the Corporation. Each Agent shall communicate to the Corporation, orally or in writing, each reasonable offer to purchase Notes received by it as an Agent. The Corporation shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised without advising the Corporation, to reject any offer to purchase the Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

     No Note which the Corporation has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Corporation, until such Note shall have been delivered to the purchaser thereof against payment by such purchaser.

     (e) Purchases as Principal. Each sale of Notes to any Agent as principal, for resale to one or more investors or to another broker (acting as principal for purposes of resale), shall be made in accordance with the terms of this Agreement and a Purchase Agreement, which may be oral (and confirmed in writing by such Agent to the Corporation, which may be by facsimile transmission) or in writing, which will provide for the sale of such Notes to, and the purchase thereof by, such Agent. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent. The commitment of any Agent to purchase Notes from the Corporation as principal shall be deemed to have been made on the basis of the representations and warranties of the Corporation herein contained and shall be subject to the terms and conditions herein set forth. Each Purchase Agreement shall specify the principal amount and terms of the Notes to be purchased by an Agent, the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of, and payment for, such Notes and such other information (as applicable) as is set forth in Exhibit C hereto. The Corporation agrees that if any Agent purchases Notes as principal for resale such Agent shall receive such compensation, in the form of a discount or otherwise, as shall be indicated in the applicable Purchase Agreement or, if no compensation is indicated therein, a commission in accordance with Exhibit A hereto. Any Agent may utilize a selling or dealer group in connection with the resale of such Notes. In addition, any Agent may offer the Notes it has purchased as principal to other dealers. Such Purchase Agreement shall also specify any requirements for delivery of opinions of counsel, accountant's letters and officers' certificates pursuant to Section 5 hereof.

     (f) Administrative Procedures. Administrative procedures respecting the sale of Notes (the "Procedures") are set forth in Exhibit B hereto and may be amended in writing from time to time by the Agents and the Corporation. Each Agent and the Corporation agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Procedures shall apply to all transactions contemplated hereunder including sales of Notes to any Agent as principal pursuant to a Purchase Agreement, unless otherwise set forth in such Purchase Agreement.

     (g) Delivery of Documents. The documents required to be delivered by
Section 5 hereof shall be delivered at the offices of the Corporation, 130 Liberty Street, New York, New York 10006, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed upon by the Corporation and the Agents, which in no event shall be later than the time at which the Agents, with the prior consent of the Corporation, commence solicitation of offers to purchase Notes hereunder (the "Closing Date").

SECTION 3. COVENANTS OF THE CORPORATION

     The Corporation covenants and agrees to furnish promptly to the Agents a copy of the Registration Statement as originally filed and each amendment or supplement thereto; and in connection with each offering of Notes, the Corporation further agrees, except during any period during which solicitation is suspended under Section 2(b) hereof:

     (a) Delivery of Other Documents. To deliver promptly to the Agents, and in such number as they may reasonably request, each of the following documents: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, each Indenture, this Agreement and such other exhibits as the Agents may reasonably request), (ii) the Basic Prospectus, (iii) the Prospectus and (iv) any documents incorporated by reference in the Prospectus.

     (b) Revisions to Prospectus--Material Changes. If, during any Marketing Period, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, to notify the Agents promptly, in writing, to suspend solicitation of purchases of the Notes; and if the Corporation shall decide to amend or supplement the Registration Statement or the Prospectus, promptly to advise the Agents by telephone (with confirmation in writing) and promptly to prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that if, in response to any such notice from the Corporation during the period referred to above, any Agent shall inform the Corporation that it holds any Notes which it has purchased directly from the Corporation as principal with the

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intention of reselling them, the Corporation shall promptly prepare and timely file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Corporation or the reasonable judgment of the Agents, be required by the Securities Act or requested by the Commission, provided that the applicable Agent shall reimburse the Corporation for all direct or indirect costs incurred by the Corporation in preparing and filing any such amendment or supplement, other than any document (or any amendment to any previously filed document) otherwise required to be filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, if such notification is received by the Corporation more than 40 days following the date on which such Agent agreed to purchase such Note from the Corporation.

     (c) Commission Filings. To timely file with the Commission during any Marketing Period, all documents (and any amendments to previously filed documents) required to be filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     (d) Copies of Filings with Commission. Promptly after filing with the Commission, during any Marketing Period, (i) any amendment or supplement to the Registration Statement, (ii) any amendment or supplement to the Prospectus or
(iii) any document incorporated by reference in any of the foregoing or any amendment of or supplement to any such incorporated document, to furnish a copy thereof to the Agents, provided that if any such amendment, supplement or incorporated document relates specifically to the terms and conditions of the Notes or the offering thereof, the Corporation shall provide a copy of such amendment, supplement or document to the Agents prior to filing it with the Commission.

     (e) Notice to Agent of Certain Events. To advise the Agents promptly (i) when any post-effective amendment to the Registration Statement becomes effective (provided that the term "amendment" shall include, for purposes of this clause (i), only post-effective amendments to the Registration Statement filed under the Securities Act, and shall not include any Annual Report on Form 10-K or any other document incorporated by reference therein or any other supplement thereto) becomes effective, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to the Prospectus or any document incorporated therein by reference, the initiation or threat of any stop order proceeding by the Commission or the initiation of any other proceeding in a court of law by the Commission, any other governmental or regulatory authority or any third party challenging the accuracy or adequacy of any document incorporated by reference in the Prospectus, which challenge, in the reasonable judgment of the Corporation, is reasonably likely to materially and adversely affect the ability of the Agents to offer or sell the Notes in accordance with this Agreement, (iii) of receipt by the Corporation of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any

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proceeding for that purpose, (iv) of any downgrading in the rating of the Notes or any other debt securities of the Corporation by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement of any such organization that it has under surveillance or review its rating of any debt securities of the Corporation (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating) as soon as the Corporation learns of any such downgrading or public announcement, and
(v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading.

     (f) Stop Orders. If, during any Marketing Period, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

     (g) Earnings Statements. As soon as practicable, but not later than 18 months, after the date of each acceptance by the Corporation of an offer to purchase Notes hereunder, to make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Corporation's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance, which will satisfy the provisions of Section 11(a) of the Securities Act (including, at the option of the Corporation, Rule 158 under the Securities Act);

     (h) Copies of Reports, Releases and Financial Statements. So long as any of the Notes are outstanding, to furnish to the Agents upon request, not later than the time the Corporation makes the same available to others, copies of all public reports or releases and all reports and financial statements furnished by the Corporation to any securities exchange on which the Notes are listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any Rules and Regulations thereunder.

     (i) Blue Sky Qualifications. To endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Agents may reasonably request, and to maintain such qualifications in effect for as long as may be required for the distribution of the Notes; and to file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided; provided, however, that in connection therewith the Corporation shall not

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

be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

     (j) Holdback. Between the date of a Purchase Agreement and the date of delivery of the Notes with respect thereto, the Corporation will not offer or sell, or enter into any agreement to sell, any of its debt securities that are substantially similar to the Notes that are subject to such Purchase Agreement with respect to interest rate, interest rate basis and maturity, other than upon exercise of warrants therefor or upon conversion of convertible securities, in each case outstanding at the date of such Purchase Agreement, or pursuant to the Euro Medium-Term Note Program of the Corporation and certain of its subsidiaries or in any other offering made exclusively outside the United States.

     (k) Pricing Supplement. To prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement to such Notes in a form previously approved by the Agents and to file such Pricing Supplement with the Commission pursuant to Rule 424 under the Securities Act.

SECTION 4. PAYMENT OF EXPENSES

     The Corporation will pay:

          (i) the costs incident to the authorization, issuance, sale and delivery of the Notes by the Corporation and any taxes payable in connection therewith;

          (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto;

          (iii) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Corporation under the Exchange Act;

          (iv) the costs of distributing the Registration Statement, as originally filed, and each amendment and post-effective amendment thereof (including exhibits), and any documents incorporated by reference therein to the Agents, and of distributing the Basic Prospectus, the Prospectus, any supplement or amendment to the Prospectus and any documents incorporated by reference into any of the foregoing documents, in connection with the offering of the Notes;

          (v) the fees and disbursements of each Trustee, any paying agent, any calculation agent, any exchange rate agent and any other agents appointed by the Corporation (other than the Agents), and their respective counsel, in each case to the

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     extent the Corporation has agreed to pay such fees and disbursements to any such Trustee or agent;

          (vi) the costs and fees in connection with the listing of the Notes on any securities exchange;

          (vii) the cost and fees in connection with any filings relating to the Notes with the National Association of Securities Dealers, Inc.;

          (viii) the reasonable fees and disbursements of one counsel to the Agents, subject to any limitation agreed by the Corporation and Lehman Brothers Inc. prior to the date of this Agreement;

          (ix) the fees paid to rating agencies in connection with the rating of the Notes;

          (x) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 3(i) hereof and of preparing a Blue Sky Memorandum and a memorandum concerning the legality of the Notes as an investment (including reasonable fees and disbursements of one counsel for the Agents in connection therewith);

          (xi) all advertising expenses in connection with the offering of the Notes incurred with the prior consent of the Corporation; and

          (xii) all other costs and expenses incident to the performance of the Corporation's obligations under this Agreement.

SECTION 5. CONDITIONS OF OBLIGATIONS OF AGENTS

     The obligation of the Agents, as the agents of the Corporation, under this Agreement to solicit offers to purchase the Notes, the obligation of any person who has agreed to purchase Notes to make payment for and take delivery of Notes, and the obligation of any Agent to purchase Notes pursuant to any Purchase Agreement, are subject to the accuracy, on each Representation Date, of the representations and warranties of the Corporation contained herein, to the accuracy of the statements of the Corporation's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Corporation of its obligations hereunder, and to each of the following additional terms and conditions:

     (a) Registration Statement; No Material Adverse Change. The Prospectus as amended or supplemented (including the Pricing Supplement) with respect to the Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the Rules and Regulations and in

                                      -10-
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accordance with Section 3(k) hereof; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and there shall have been no material adverse change (not in the ordinary course of business) in the financial condition or results of operations of the Corporation and its subsidiaries, taken as a whole, from that set forth in the Prospectus since the effective dates as of which information is given therein.

     (b) No Suspension of Sale of the Notes. No order suspending the sale of the Notes in any jurisdiction designated by the Agents pursuant to Section 3(i) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened, which order or proceeding would, in the reasonable judgement of the Agents, materially and adversely affect the ability of the Agents to offer or sell the Notes in accordance with this Agreement.

     (c) Opinion of Corporation's Counsel. At the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of Gordon S. Calder, Jr., Esq., Managing Director and Counsel of Bankers Trust Company and counsel to the Corporation, to the effect that:

          (i) the Corporation has been duly incorporated, is an existing corporation in good standing under the laws of the State of New York, is duly registered as a bank holding company under the BHC Act, and has all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus;

          (ii) Bankers Trust Company has been duly incorporated, is validly existing as a trust company in good standing under the laws of the State of New York, and has all requisite corporate power and authority to own its properties and to conduct its business as described in the Prospectus;

          (iii) each Indenture has been duly authorized, executed and delivered by the Corporation, is a valid and binding agreement of the Corporation enforceable in accordance with its terms, and has been duly qualified under the Trust Indenture Act;

          (iv) the Notes have been duly authorized and, when the terms of the particular Note and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Relevant Indenture, and such Note has been duly completed, executed, authenticated and issued in accordance with the Relevant Indenture and delivered against payment in accordance with this Agreement and any applicable Purchase Agreement, such Note will constitute a valid and binding obligation of the Corporation enforceable in accordance with its terms;

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

          (v) this Agreement has been duly authorized, executed and delivered by the Corporation;

          (vi) no consent, approval, authorization or other order of any governmental or regulatory body is required under Federal or New York law or regulation for the issuance and the sale of the Notes and the execution, delivery and performance of this Agreement, except for the order of the Commission making the Registration Statement effective and except as may be required under State securities and Blue Sky laws;

          (vii) the statements in the Prospectus under the captions "Description of Notes" and "Description of Offered Securities--Description of Debt Securities," insofar as such statements constitute a summary of the documents or proceedings referred to therein, fairly present the matters referred to therein;

          (viii) each part of the Registration Statement, when such part became effective, and the Prospectus, as of the Closing Date (in each case except as to financial statements and schedules and other financial data contained therein, and except as to any Form T-1, as to which such counsel need not express any opinion), complied as to form in all material respects with the Securities Act and the applicable Rules and Regulations thereunder; and each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except as to financial statements and schedules and other financial data contained therein, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable Rules and Regulations thereunder; and

          (ix) nothing has come to such counsel's attention that has caused him to believe that, insofar as relevant to the offering of the Notes, any part of the Registration Statement, when such part became effective (except for the financial statements and schedules and other financial data and any statements concerning the tax laws contained therein, and except as to any Form T-1, as to which such counsel need not express any belief), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for the financial statements and schedules and other financial data and any statements concerning the tax laws contained therein, as to which such counsel need not express any belief), as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely as to certain matters on certificates of responsible officers of the Corporation and other persons believed by such counsel to be responsible. Referring to clauses (iii), (iv) and
(vi) above, such counsel may make the expression of opinion referred to therein subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Such counsel may also assume that (i) at the time of the issuance, sale and delivery of each particular Note the authorization of the Notes will not have been modified or rescinded since the date of such opinion and, with respect to each Note, that such Note will conform to the forms of the Notes examined by such counsel; (ii) at the time of the issuance, sale and delivery of each particular Note there will not have occurred any change in law since the date of such opinion affecting the validity, legally binding character or enforceability of such Note and that the issuance, sale and delivery of such Note, all of the terms of such Note and the performance by the Corporation of its obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation and will not result in a default under or a breach of any agreement or instrument then binding upon the Corporation; and (iii) with respect to each particular Note that the inclusion of any alternative or additional terms in such Note that are not currently specified in the forms of Notes examined by such counsel would not require the Corporation to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Corporation to issue, sell and deliver such Note. Such counsel may also note that a judgment for money in an action based on Notes denominated in foreign currencies or currency units in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars, and qualify his opinion with respect to the resulting limitations on enforcement of such judgments. Further, such counsel may state that he does not express an opinion as to any law other than the law of the State of New York and the Federal law of the United States of America and that he does not express any opinion as to any tax laws. Such counsel may also take such other exceptions as may be mutually agreed upon by such counsel and the Agents.

     (d) Opinion of Tax Counsel. At the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of Jules S. Goodman, Esq., tax counsel for the Corporation, to the effect that the description contained in the Prospectus Supplement forming a part of the Prospectus under the heading "United States Taxation," while not purporting to discuss all possible income tax ramifications of the proposed issuance, is correct in all material respects.

     (e) Officers' Certificate. The Corporation shall have furnished to the Agents on the Closing Date a certificate, dated the Closing Date and signed by an officer of the Corporation, to the effect set forth in Section 5(a) and also to the effect that the representations and warranties of the Corporation in
Section 1 hereof are true and correct in all material respects as of the Closing Date. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

     (f) Accountants' Letter. The Corporation shall have furnished to the Agents on the Closing Date a letter of KPMG Peat Marwick LLP, addressed jointly to the Corporation and the Agents and dated the Closing Date, of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 72, and covering such specified financial statement items and procedures as the Agents may reasonably request prior to the execution of this Agreement, and in form and substance satisfactory to the Agents.

     (g) Opinion of Counsel to the Agents. At the Closing Date, the Agents shall have received from White & Case, counsel to the Agents, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indentures, the Registration Statement, the Prospectus and such other related matters as the Agents may reasonably require, and the Corporation shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

     (h) Additional Conditions. There shall not have occurred (i) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, Inc., or on any other stock exchange or automated quotation system on which the Notes are or are to be listed or to which the Notes have been or are to be admitted for quotation; (ii) the declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities; (iii) any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Agents, impracticable to market the Notes.

SECTION 6. ADDITIONAL COVENANTS OF THE CORPORATION

     The Corporation covenants and agrees that:

     (a) Acceptance of Offer Affirms Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes shall be deemed to be an affirmation that the representations and warranties of the Corporation contained in this Agreement and in any certificate theretofore given to the Agents by the Corporation pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent of the Notes relating to such acceptance as though made at and as of each such time (and such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

     (b) Subsequent Delivery of Officers' Certificates. During each Marketing Period, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than (x) by a Pricing Supplement or an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities of the Notes offered, the amount of Notes remaining to be sold or similar changes or a change the Agents deem to be immaterial, (y) any amendment or supplement to the Registration Statement or Prospectus caused by the filing of a Current Report on Form 8-K containing only information concerning quarterly earnings which has been announced to the general public and/or exhibits relating to an offering of securities other than the Notes, or (z) any amendment or supplement to the Registration Statement or Prospectus caused by the filing of any other Current Report on Form 8-K unless the Agents shall reasonably request based on disclosure included in or omitted from such Report), and each time the Corporation sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of an officers' certificate under this Section 6(b) as a condition to the purchase of Notes pursuant to such Purchase Agreement, the Corporation shall submit to the Agents (or, in the case of a purchase by fewer than all the Agents, such Agents) a certificate, as of the date of such amendment or supplement or the Time of Delivery relating to such sale, representing that the statements contained in the certificate referred to in Section 5(e) hereof which was last furnished to the Agents are true and correct at the time of such amendment or supplement or Time of Delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time).

     (c) Subsequent Delivery of Legal Opinions. During each Marketing Period, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by (x) a Pricing Supplement or an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities of the Notes offered, the amount of Notes remaining to be sold or similar changes or a change the Agents deem to be immaterial, (y) any amendment or supplement to the Registration Statement or Prospectus caused by the filing of a Current Report on Form 8-K containing only information concerning quarterly earnings which has been announced to the general public and/or exhibits relating to an offering of securities other than the Notes, or (z) any amendment or supplement to the Registration Statement or Prospectus caused by the filing of any other Current Report on Form 8-K unless the Agents shall reasonably request based on disclosure included in or omitted from such Report), and each time the Corporation sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a legal opinion under this Section 6(c) as a condition to the purchase of Notes pursuant to such Purchase Agreement, the Corporation shall, concurrently with such amendment, supplement or the Time of Delivery relating to such sale, furnish the Agents (or, in the case of a purchase by fewer than all the Agents, such Agents) with a written opinion of the counsel of the Corporation and of tax counsel of the Corporation, each addressed to the Agents and dated the date of delivery of such opinion to the same effect as the opinions referred to in Sections 5(c) and 5(d) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, either counsel may furnish the Agents (or, in the case of a purchase by fewer than all the Agents, such Agents) with a letter to the effect that such Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

     (d) Subsequent Delivery of Accountant's Letters. During each Marketing Period, each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than any amendment or supplement to the Registration Statement or Prospectus caused by the filing of a Current Report on Form 8-K containing only information concerning quarterly earnings which has been announced to the general public) and each time the Corporation sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a letter under this
Section 6(d) as a condition to the Purchase of Notes pursuant to such Purchase Agreement, the Corporation shall cause the independent accountants of the Corporation to furnish the Agents (or, in the case of a purchase by fewer than all the Agents, such Agents), reasonably promptly following such amendment or supplement or concurrently with the Time of Delivery relating to such sale, with a letter, addressed jointly to the Corporation and the Agents (or, in the case of a purchase by fewer than all the Agents, such Agents) and dated the date of delivery of such letter, in form and substance reasonably satisfactory to such Agents, of the same tenor as the letter referred to in Section 5(f) hereof with respect to the amended or supplemented financial information included or incorporated by reference by such amendment or supplement or the financial information specified in such Purchase Agreement, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Corporation; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, such accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents (or, in the case of a purchase by fewer than all the Agents, such Agents), should be covered by such letter, in which event such letter shall also cover such other information.

     (e) Opinion on Settlement Date. On any settlement date for the sale of Notes, the Corporation shall, if requested by the Agent that solicited or received the offer to purchase any Notes being delivered on such settlement date and agreed to by the Corporation when it accepts such offer, furnish such Agent with written opinions of counsel and tax counsel of the Corporation, dated such settlement date to the effect set forth in Sections 5(d) and 5(e) hereof, but modified, as necessary, to relate to the Prospectus relating to the Notes to be delivered on such settlement date; provided, however, that in lieu of such opinion, either such counsel may furnish such Agent with a letter to the effect that such the Agent may rely on such prior opinion to the same extent as though it was dated such settlement date (except that statements in such prior opinion will be deemed to relate to the Registration Statement and such Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

SECTION 7. INDEMNIFICATION AND CONTRIBUTION

     (a) Indemnification of Agent. The Corporation agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus as amended or supplemented, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made in the Form T-1 relating to either Indenture or based upon and in conformity with information furnished in writing to the Corporation by an Agent expressly for use therein; provided that the foregoing indemnity agreement shall not inure to the benefit of any Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Agent, if (i) the loss, claim, damage or liability asserted by such purchaser was caused by a defect in the Prospectus delivered to such purchaser after the Marketing Period relating to the Notes in relation to which such indemnity is claimed and such defect would not have existed before the expiry of such period, or (ii) a copy of the Prospectus (as then amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Agent to such person at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     (b) Indemnification of the Corporation. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Corporation, its directors and its officers who sign the Registration Statement, any authorized representative of the Corporation and any person controlling the Corporation to the same extent as the foregoing indemnity from the Corporation to each Agent, but only with reference to information furnished in writing by such Agent expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus or any amendments or supplements thereto.

      (c) Notice. If any proceeding (including any governmental investigation) shall be threatened or instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) hereof, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. In the case of parties indemnified pursuant to the second preceding paragraph, such separate firm shall be designated in writing by the Manager. In the case of parties indemnified pursuant to the immediately preceding paragraph, such separate firm shall be designated in writing by the Corporation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) Contribution. If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) or 7(b) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages or liabilities
(i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the Agents on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation on the one hand and of the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and the Agents on the other in connection with the offering of the Notes shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the offering of such Notes received by the Corporation bear to the total commissions and other compensation received by the Agents in respect thereof. The relative fault of the Corporation on the one hand and of the Agents on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or by the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Corporation and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if all of the Agents are treated as a single entity for such purpose) or by any other method of allocation that does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding any other provision of this Section 7, no Agent shall be required to contribute any amount in excess of the amount by which the total public offering price of the Notes sold through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 8. STATUS OF EACH AGENT

     In soliciting offers to purchase the Notes from the Corporation pursuant to this Agreement (other than in respect of any Purchase Agreement), each Agent is acting individually and not jointly and is acting solely as agent for the Corporation and not as principal. Each Agent will make all reasonable efforts to assist the Corporation in obtaining performance by each purchaser whose offer to purchase Notes from the Corporation has been solicited by such Agent and accepted by the Corporation, but such Agent shall have no liability to the Corporation in the event any such purchase is not consummated for any reason.

SECTION 9. REPRESENTATIONS, WARRANTIES AND OBLIGATIONS TO SURVIVE DELIVERY

     The respective indemnities, agreements, representations, warranties and other statements of the Corporation and the Agents contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any person controlling such Agent or by or on behalf of the Corporation, and survive each delivery of and payment for any of the Notes.

SECTION 10. TERMINATION

     This Agreement may be suspended or terminated at any time by the Corporation as to any Agent upon the receipt by such Agent of written notice of such suspension or termination by the Corporation. This Agreement may be terminated by any Agent with respect to itself for any reason at any time upon the receipt by the Corporation of one business day's written notice of such termination. If, at the time of any termination with respect to any Agent, an offer to purchase any of the Notes solicited by such Agent has been accepted by the Corporation but the time of delivery to the purchaser has not occurred, the provisions of this Agreement shall remain in effect with respect to such Agent until such Notes are delivered. The provisions of Sections 2(c), 3(c), 3(g), 3(h), 4, 7, 8 and 9 hereof shall survive any termination of this Agreement.

SECTION 11. SALES OF NOTES DENOMINATED IN A FOREIGN CURRENCY AND INDEXED NOTES

     If at any time the Corporation shall determine to issue and sell Notes denominated in a currency or currency unit other than U.S. Dollars, which other currency may include a composite currency, or with respect to which an index is used to determine the amounts of payments of principal and any premium or interest, the Corporation and any Agent that receives or solicits the offer to purchase such Notes shall execute and deliver an amendment to this Agreement (a "Foreign Currency Amendment" or "Indexed Note Amendment," as the case may be) in the form attached hereto as Exhibit D. Such amendment shall establish, as appropriate, additions and modifications that shall apply to the sales, whether offered on an agency or principal basis, of the Notes covered thereby. The Agents are authorized to solicit offers to purchase Notes with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, and the Corporation shall agree to any sales of such Notes (whether offered on an agency or principal basis), only in a minimum aggregate amount of $2,500,000.

SECTION 12. NOTICES

     Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication (including via electronic mail, Bloomberg or any other similar system, provided, in each case, that such system returns a receipt or notice evidencing receipt of any such message), provided that any notice given by facsimile shall be effective upon confirmation by telephone as provided below. Notices to any Agent shall be directed to it as follows: if to Lehman Brothers Inc., at 3 World Financial Center,

New York, New York 10285, Attention: Medium-Term Note Product Management, 12th Floor, Telephone No.: (212) 526-2040; Telecopy No.: (212) 528-1718; if to BT
Alex. Brown Incorporated, at 130 Liberty Street, New York, New York 10006,
Attention: David Choi, Telephone: (212) 775-3054, Telecopy No.: (212) 669-5492; if to Goldman, Sachs & Co., at 85 Broad Street, New York, New York 10004,
Attention: Money Market Origination, 27th Floor, Telephone:(212) 902-2251, Telecopy No.: (212) 902-0683; if to Morgan Stanley & Co. Incorporated, at 1585 Broadway, New York, New York 10036, Attention: Manager -Continuously Offered Products, Telephone: (212) 761-2000, Telecopy No.: (212) 761-0780; if to
Merrill Lynch & Co., at Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, World Financial Center, North Tower, 10th Floor, New York, New York 10281, Attention: MTN Product Management, Telephone:
(212) 449-7476, Telecopy No.: (212) 449-2234; if to Salomon Brothers Inc, at Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048,
Attention: Medium-Term Note Department,  Telephone: (212) 783-5897,  Telecopy
No.: (212) 783-2274; if to Smith Barney Inc., at 390 Greenwich Street-4th Floor, New York, New York 10013, Attention: MTN Product Management/Origination,
Telephone: (212) 723-5123, Telecopy No.: (212) 723-8854; notices to the Corporation shall be directed to it as follows: Bankers Trust New York Corporation, 130 Liberty Street, Mail Stop 2361, New York 10006, Attention:
Treasury and Funding, Telephone No.: (212) 775-5789, Telecopy No.: (212) 669-6098, with a copy to Bankers Trust New York Corporation, 130 Liberty Street, New York, New York 10006, Attention: Office of the Secretary, Telephone No.: (212) 250-2500, Telecopy No.: (212) 250-2675.

SECTION 13. BINDING EFFECT; BENEFITS

     This Agreement shall be binding upon each Agent, the Corporation, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the representations, warranties, indemnities and agreements of the Corporation contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Agent within the meaning of Section 15 of the Securities Act, and (ii) the indemnity agreement of the Agents contained in Section 7 hereof shall also be deemed to be for the benefit of directors of the Corporation, officers of the Corporation who have signed the Registration Statement and the person or persons, if any, who control the Corporation within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 14. GOVERNING LAW; COUNTERPARTS

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

SECTION 15. PARAGRAPH HEADINGS

     The paragraph headings used in this Agreement are for convenience of reference only, and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                         Very truly yours,

                         BANKERS TRUST NEW YORK CORPORATION



                         By: /s/ Kenneth J. Weiller
                             --------------------------------
                               Name:  Kenneth J. Weiller
                               Title: Vice President

CONFIRMED AND ACCEPTED,
as of the date first above written:


LEHMAN BROTHERS INC.

By: /s/ Herbert H. McDade
    ----------------------------
      Name:  Herbert H. McDade
      Title: MD


BT ALEX. BROWN INCORPORATED

By: /s/ Warren H. Spar
    ----------------------------
      Name:  Warren H. Spar
      Title: Managing Director


GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.
--------------------------------
(Goldman, Sachs & Co.)

MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED


By:____________________________
      Name:
      Title:

MORGAN STANLEY & CO. INCORPORATED


By:____________________________
      Name:
      Title:

SALOMON BROTHERS INC


By:____________________________
      Name:
      Title:

SMITH BARNEY INC.


By:____________________________
      Name:
      Title:

                                                                       EXHIBIT A
                                                                       ---------



     The Corporation agrees to pay each Agent a commission equal to the following percentage of the aggregate U.S. Dollar equivalent of the principal amount of Notes:

               TERM                              COMMISSION
                                                    RATE
-----------------------------------------------------------
9 months to less than 12 months                      0.125%
-----------------------------------------------------------
12 months to less than 18 months                     0.150%
-----------------------------------------------------------
18 months to less than 2 years                       0.200%
-----------------------------------------------------------
2 years to less than 3 years                         0.250%
-----------------------------------------------------------
3 years to less than 4 years                         0.350%
-----------------------------------------------------------
4 years to less than 5 years                         0.450%
-----------------------------------------------------------
5 years to less than 6 years                         0.500%
-----------------------------------------------------------
6 years to less than 7 years                         0.550%
-----------------------------------------------------------
7 years to less than 10 years                        0.600%
-----------------------------------------------------------
10 years to less than 15 years                       0.625%
-----------------------------------------------------------
15 years to less than 20 years                       0.650%
-----------------------------------------------------------
20 years to less than 30 years                       0.750%
-----------------------------------------------------------
30 years or more                    Subject to negotiation
-----------------------------------------------------------

                                                                       EXHIBIT B
                                                                       ---------




                       Bankers Trust New York Corporation
                       Senior Medium-Term Notes, Series A
                    Subordinated Medium-Term Notes, Series A

                           Administrative Procedures
                           -------------------------


     Senior Medium-Term Notes, Series A (the "Senior Notes") and Subordinated Medium-Term Notes, Series A (the "Subordinated Notes" and, collectively with the Senior Notes, the "Notes) may be offered on a continuing basis by Bankers Trust New York Corporation (the "Corporation"). Lehman Brothers Inc. (along with such other entities who may be appointed in accordance with the Distribution Agreement (as defined herein), each an "Agent" and collectively, the "Agents"), has agreed to use its reasonable efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to a Distribution Agreement between the Corporation and the Agents dated October 1, 1997 (as it may be supplemented or amended from time to time, the "Distribution Agreement") to which these administrative procedures are attached as an exhibit. The Senior Notes are to be issued from time to time pursuant to an Indenture, dated as of November 1, 1991, between the Corporation and The Chase Manhattan Bank (formerly The Chase Manhattan Bank (National Association)), as trustee (the "Senior Trustee"), as supplemented by the First Supplemental Indenture, dated as of September 1, 1993, and the Second Supplemental Indenture, dated as of October 1, 1997, thereto (as so supplemented and as further supplemented or amended from time to time, the "Senior Indenture"). The Subordinated Notes are to be issued from time to time pursuant to an Indenture, dated as of April 1, 1992, between the Corporation and Marine Midland Bank (formerly Marine Midland Bank, N.A.), as trustee (the "Subordinated Trustee", and together with the Senior Trustee, the "Trustees"), as supplemented by the First Supplemental Indenture, dated as of January 15, 1993, and the Second Supplemental Indenture, dated as of October 1, 1997, thereto (as so supplemented and as further supplemented or amended from time to time, the "Subordinated Indenture," and together with the Senior Indenture, the "Indentures"). The Indenture pursuant to which the Notes are issued is hereinafter referred to as the "Relevant Indenture," and the trustee under the Relevant Indenture is hereinafter referred to as the "Relevant Trustee." The Corporation has appointed Bankers Trust Company as paying agent with respect to each Indenture, and may appoint any other agent, including the Corporation or the Relevant Trustee, to such capacity from time to time (the agent then serving in such capacity being referred to as the "Paying Agent"). Each Trustee has appointed Bankers Trust Company as authenticating agent under the Relevant Indenture, and may appoint any other agent to such capacity from time to time (the agent then serving in such capacity being referred to as the "Authenticating Agent"). The Senior Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Corporation unless otherwise specified in the Prospectus (as defined below), the Subordinated Notes will be Subordinated as specified in the Prospectus and all the Notes will have been registered with the Securities and Exchange Commission (the "Commission"). Unless otherwise noted, terms

                                                                       EXHIBIT B
                                                                       ---------
                                                                          Page 2


not defined herein shall have the same meanings as in the Prospectus Supplement relating to the Notes (the "Prospectus Supplement") or in the Distribution Agreement, as applicable. Special administrative procedures for Multi-Currency Notes and for Certificated Notes follow these administrative procedures.

     Administrative procedures for the offering are explained below.

Price to Public
---------------

     Each Note will be issued at 100% of its principal amount, unless otherwise determined by the Corporation.

Date of Issuance
----------------

     Each Note will be dated and issued as of the date of its authentication by the Authenticating Agent.

Maturities
----------

     Each Note will mature on a Business Day selected by the purchaser and agreed upon by the Corporation, such date being at least nine months from the date of issuance. Each Floating Rate Note will mature on an Interest Payment Date.

Registration
------------

     Notes will be issued only in fully registered form. Each Note will be represented by either a Global Note delivered to the Paying Agent, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Global Note") or a certificate delivered to the holder thereof or a Person designated by such holder (a "Certificated Note"). Certificated Notes may be presented for registration of transfer or exchange at the New York office of the Relevant Trustee's designated agent.

Denominations
-------------

     Unless otherwise indicated in the applicable Pricing Supplement, Notes will be issued and payable in U.S. Dollars in denominations of $1,000 and any integral multiple thereof.

Interest Payments
-----------------

     Interest on Fixed Rate Notes and Floating Rate Notes shall accrue and be payable on terms specified in the Prospectus Supplement and the applicable Pricing Supplement.

                                                                       EXHIBIT B
                                                                       ---------
                                                                          Page 3


Acceptance and Rejection of Offers
----------------------------------

     The Corporation shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Each Agent shall promptly communicate to the Corporation, orally or in writing, each reasonable offer to purchase Notes from the Corporation received by it other than those rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised without advising the Corporation, to reject any offers in whole or in part.

Settlement
----------

     The receipt of immediately available funds in U.S. Dollars by the Corporation in The City of New York in payment for a Note (less the applicable commission) and the authentication and issuance of such Note shall, with respect to such Note, constitute "Settlement." All offers accepted by the Corporation will be settled from one to three Business Days from the date of acceptance by the Corporation pursuant to the timetable for Settlement set forth below unless the Corporation and the purchaser agree to Settlement on a later date; provided, however, that the Corporation will so notify the Paying Agent of any such later date on or before the Business Day immediately prior to the Settlement date.

Settlement Procedures
---------------------

     In the event of a purchase of Notes by an Agent, as principal, appropriate Settlement details will be set forth in the applicable Purchase Agreement to be entered into between such Agent and the Corporation pursuant to the Distribution Agreement. In the event of the sale of a Multi-Currency Note or an Indexed Note, additional or different Settlement details may be set forth in the applicable Foreign Currency Amendment or Indexed Note Amendment to be entered into between such Agent and the Corporation pursuant to the Distribution Agreement.

     The following Settlement procedures apply to Notes issued as Global Notes. Special Settlement procedures relating to Certificated Notes are set forth below.

     An owner of a Global Note will not be entitled to receive a certificate representing such Note. In connection with the qualification of the Global Notes for eligibility in the book-entry system maintained by DTC, the Paying Agent and the Authenticating Agent will perform the custodial, document control and administrative functions described below, in accordance with their respective obligations under a Letter of Representations from the Corporation and the Paying Agent and the Authenticating Agent to DTC dated as of October 1, 1997, and a Medium-Term Note Certificate Agreement between the Paying Agent and DTC, dated October 21, 1988 (the "Certificate Agreement"), and their obligations as participants in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Except

                                                                       EXHIBIT B
                                                                       ---------
                                                                          Page 4


as otherwise set forth in this Exhibit B, Global Notes will be issued in accordance with the administrative procedures set forth below.

     Issuance. On any date of Settlement for one or more Fixed Rate Global
     --------
Notes, the Corporation will issue one or more Global Notes in fully registered form without coupons, with a single CUSIP number, representing all of such Notes that have the same Original Issue Date, interest rate, redemption procedures (if any), and Stated Maturity. Similarly, on any date of Settlement for one or more Floating Rate Global Notes, the Corporation will issue one or more Global Notes, with a single CUSIP number, representing all of such Notes that have the same Original Issue Date, Interest Rate Basis, Initial Interest Rate, Interest Payment Dates, Index Maturity, Spread or Spread Multiplier (if any), minimum interest rate (if any), maximum interest rate (if any), redemption provisions (if any), and Stated Maturity. No Global Note will represent (i) both Fixed Rate and Floating Rate Global Notes or (ii) any Certificated Note. If the Global Notes having a single CUSIP number exceed the maximum principal amount specified by DTC, one Global Note will be authenticated and issued to represent each such maximum principal amount and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes.

       Identification Numbers. The Corporation will arrange, on or prior to
       ----------------------
commencement of a program for the offering of Global Notes, with the CUSIP Service Bureau of Standard & Poor's Ratings Group (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), consisting of approximately 900 CUSIP numbers and relating to Global Notes. The Authenticating Agent has obtained or will obtain from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and will deliver to the Corporation and DTC such written list of 900 CUSIP numbers of such series. The Authenticating Agent will assign CUSIP numbers to Global Notes as described below under Settlement Procedure "C" below. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Authenticating Agent has assigned to Global Notes. The Authenticating Agent will notify the Corporation at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and if it deems necessary, the Corporation will reserve additional CUSIP numbers for assignment to Global Notes representing Global Notes. Upon obtaining such additional CUSIP numbers the Authenticating Agent shall deliver such additional CUSIP numbers to the Corporation and DTC.

     Registration. Each Global Note will be registered in the name of Cede &
     ------------
Co., as nominee for DTC, on the Security Register maintained under the Relevant Indenture. The beneficial owner of a Global Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the

                                                                       EXHIBIT B
                                                                       ---------
                                                                          Page 5


account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

     Transfers. Transfers of beneficial interests in a Global Note will be
     ---------
accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Global Note.

     Consolidation and Exchange. The Authenticating Agent may deliver to DTC and
     --------------------------
the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global Notes that represent (a) Fixed Rate Global Notes having the same Original Issue Date, interest rate, redemption provisions (if any), and Stated Maturity and with respect to which interest has been paid to the same date or (b) Floating Rate Global Notes having the same Original Issue Date, Interest Rate Basis, Initial Interest Rate, Interest Payment Dates, Index Maturity, Spread or Spread Multiplier (if any), minimum interest rate (if any), maximum interest rate (if any), redemption provisions (if any), and Stated Maturity and with respect to which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Global Notes, on which such Global Notes shall be exchanged for one or more replacement Global Notes, and
(iii) a single new CUSIP number to be assigned to such replacement Global Notes. Upon receipt of such a notice, DTC will send to its participants (including the Authenticating Agent) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Authenticating Agent will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Authenticating Agent will exchange such Global Notes for one or more Global Notes bearing the single new CUSIP number, and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If the Global Notes to be exchanged exceed the maximum principal amount specified by DTC, one Global Note will be authenticated and issued to represent each such maximum principal amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes.

     Interest. Interest on each Global Note will accrue and be payable on terms
     --------
specified in the Prospectus Supplement and the applicable Pricing Supplement. Standard & Poor's Ratings Group will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Note in the appropriate weekly bond report published by Standard & Poor's Ratings Group.

                                                                       EXHIBIT B
                                                                       ---------
                                                                          Page 6


     Promptly after each Interest Determination Date for Floating Rate Notes, the Corporation will notify the Paying Agent, and the Paying Agent in turn will notify Standard & Poor's Ratings Group, of the interest rates determined on such Interest Determination Date.

     Payments of Principal and Interest
     ----------------------------------

         Payments of Interest Only. Promptly after each Regular Record Date, the
         -------------------------
     Paying Agent will deliver to the Corporation and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Ratings Group. The Corporation will pay to the Paying Agent the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Paying Agent will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

         Payments at Maturity. On or about the first Business Day of each month,
         --------------------
     the Paying Agent will deliver to the Corporation and DTC a written list of principal and interest to be paid on each Global Note maturing in the following month. The Corporation, the Paying Agent and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity of such Global Note. The Corporation will pay to the Paying Agent the principal amount of such Global Note, together with interest due at such Maturity. The Paying Agent will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

         Manner of Payment. The total amount of any principal and interest due
         -----------------
     on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Corporation to the Paying Agent in funds available for use by the Paying Agent as of 9:30 A.M. (New York City time) on such date. The Corporation will make such payment on such Global Notes by wire transfer to the Paying Agent, or, if the Corporation so directs, by instructing the Paying Agent to withdraw funds from an account maintained by the Corporation at the Paying Agent. The Corporation will confirm such instructions in writing to the Paying Agent. For maturity, redemption or any other principal payments, prior to 10:00 A.M. (New York City time) on such date or as soon as possible thereafter, the Paying Agent will make such payments to DTC in same day funds in accordance with DTC's Same Day Funds Settlement Paying Agent Operating Procedures. For interest payments, the Paying Agent will make such payments to DTC in accordance with existing arrangements between DTC and the Paying Agent. DTC will allocate such payments to its participants in accordance with

                                                                       EXHIBIT B
                                                                       ---------
                                                                          Page 7


     its existing operating procedures. Neither the Corporation (either as issuer or as Paying Agent) nor the Paying Agent shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Global Notes.

         Withholding Taxes. The amount of any taxes required under applicable
         -----------------
     law to be withheld from any interest payment on a Global Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

     Settlement Procedures. Settlement Procedures with regard to each Global
     ---------------------
Note sold by the Corporation through an Agent, as agent, shall be as follows:

     A. Such Agent (the "Presenting Agent") will advise the Corporation by telex or facsimile of the following settlement information:

     1. Principal amount of the Global Note (and, if multiple Notes are to be issued, denominations thereof).

     2.  Settlement date (Original Issue Date).

     3.  Stated Maturity.

     4.  Issue Price.

     5.  Trade Date.

     6. Specified Currency, whether the option to elect payments in a Specified Currency applies and, if the Specified Currency is not U.S. Dollars, the authorized denominations.

     7.  DTC Participant account number of such Presenting Agent.

     8.  Interest rate:

          (a)  Fixed Rate Notes:

               i)   interest rate; and
               ii)  overdue rate, if any.

          (b)  Floating Rate Notes:

                                                                       EXHIBIT B
                                                                       ---------
                                                                          Page 8


               i)   Interest Rate Basis (e.g., Commercial Paper Rate);
                                         - -
               ii)  Initial Interest Rate;
               iii) Spread or Spread Multiplier, if any;
               iv) Interest Reset Dates, Interest Reset Period and Interest Determination Dates;
               v)   Index Maturity;
               vi)  maximum and minimum interest rates, if any; and
               vii) overdue rate, if any.

          (c)  Indexed Notes:

               The applicable terms thereof.

     9.   Interest Payment Date(s) and Regular Record Dates.

     10. Optional Interest Reset Dates, if any, and Subsequent Interest Periods, if any.

     11.  Extension Periods, if any, and Final Maturity Dates, if any.

     12. The date on or after which the Notes are redeemable at the option of the Corporation or subject to repurchase by the Corporation at the option of the holder, and additional redemption or repurchase provisions, if any.

     13.  Amortization schedule, if any.

     14.  Wire transfer information, if applicable.

     15. Such Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Corporation upon Settlement).

     16. Whether such Global Note is issued at an original issue discount ("OID"), and, if so, the total amount of OID, the yield to maturity and the initial accrual period of OID.

     B. The Corporation will advise the Authenticating Agent and the Paying Agent by electronic transmission of the information set forth in Settlement Procedure "A" above and the name of such Presenting Agent. Each such communication by the Corporation shall constitute a representation and warranty by the Corporation to the Relevant Trustee and such Presenting Agent that (i) such Global Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Corporation, (ii) such Global Note will conform with the terms of the applicable Indenture, and (iii) upon authentication and delivery of such Global Note, the aggregate initial offering price of all Notes issued

                                                                       EXHIBIT B
                                                                       ---------
                                                                          Page 9


under the Relevant Indenture will not exceed the maximum aggregate amount then authorized (except for Notes represented by Global Notes authenticated and delivered in exchange for or in lieu of Global Notes pursuant to the Relevant Indenture).

     The Corporation shall prepare a Pricing Supplement with respect to such Notes and file such Pricing Supplement with the Commission pursuant to Rule 424(b). The Corporation shall use its reasonable efforts to deliver a copy of such Pricing Supplement to the Presenting Agent, in accordance with the procedures set forth below, in sufficient time as shall reasonably permit the Presenting Agent to carry out the procedures referred to in Settlement Procedure "D" below and in any event, if reasonably practicable, by 12:00 noon (New York City time) on the Business Day following the applicable trade date.

     C. The Authenticating Agent will assign a CUSIP number to such Global Note representing such Note and enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, such Presenting Agent, Moody's Investors Service, Inc., IBCA and Standard & Poor's Ratings Group:

     1.   The applicable information set forth in Settlement Procedure "A."

     2.   Identification as a Fixed Rate Global Note or a Floating Rate Global
          Note.

     3. The initial Interest Payment Date for such Note, number of days by which such date succeeds the related "DTC Regular Record Date" (which term means the Regular Record Date except in the case of Floating Rate Notes that reset daily or weekly, in which case it means the date 5 calendar days immediately preceding the Interest Payment Date) and amount of interest payable on such Interest Payment Date per $1,000 of principal amount of such Note.

     4. Frequency of interest payments (monthly, semiannually, quarterly, etc.).

     5.   CUSIP number of such Global Note.

     6. Whether such Global Note will represent any other Note (to the extent known at such time).

     D. The Presenting Agent will deliver to the purchaser or purchasers a copy of the most recent Prospectus applicable to the Note with or prior to any written offer of Notes and the confirmation and payment by the purchaser or purchasers of the Notes represented by such Global Note.

     Such Presenting Agent will confirm the purchase of such Note or Notes to the purchaser or purchasers either by transmitting to the Participants with respect to such Note or

                                                                       EXHIBIT B
                                                                       ---------
                                                                         Page 10


Notes a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser. The Agent shall deliver a copy of the Pricing Supplement to the purchaser or purchasers in accordance with the procedures set forth above.

     E. The Corporation will complete the note certificate evidencing such Note or Notes, and forward such certificate to the Authenticating Agent for authentication together with an Instruction in the form established by the Corporation from time to time. The Authenticating Agent will authenticate such certificate, deliver such certificate to DTC's custodian, and issue any orders necessary to cause DTC to credit the Note to the Paying Agent's participant account at DTC.

     F. DTC will credit such Note or Notes to the Paying Agent's participant account at DTC.

     G. The Paying Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note or Notes to the Paying Agent's participant account and credit such Note or Notes to such Agent's participant account and (ii) debit such Presenting Agent's settlement account and credit the Paying Agent's settlement account for an amount equal to the price of such Note or Notes less such Presenting Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Paying Agent to DTC that (i) the Global Note has been issued and authenticated and (ii) the Paying Agent is holding such Global Note, as custodian for DTC, pursuant to the Certificate Agreement.

     H. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Presenting Agent's participant account and credit such Note or Notes to the participant accounts of the Participants with respect to such Note or Notes and
(ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

     I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" above will be settled in accordance with SDFS operating procedures in effect on the Settlement date.

     J. The Paying Agent will transfer by wire to an account designated by the Corporation, or, if the Corporation so directs, credit to an account of the Corporation maintained at the Paying Agent, funds available for immediate use in the amount transferred to the Paying Agent in accordance with Settlement Procedure "G" above.

                                                                       EXHIBIT B
                                                                       ---------
                                                                         Page 11

     Timetable. For orders of Global Notes solicited by an Agent, as agent, and
     ---------
accepted by the Corporation for settlement, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

          Settlement.
          Procedure                     Time
          ---------                     ----

                A                     11:00 A.M. on the sale date
                B                     12:00 noon on the sale date
                C                     2:00 P.M. on the sale date
                D                     Day after sale date
                E                     3:00 P.M. on day before Settlement date
                F                     10:00 A.M. on Settlement date
               G-H                    2:00 P.M. on Settlement date
                I                     4:45 P.M. on Settlement date
                J                     5:00 P.M.. on Settlement date

     If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A," "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12:00 noon and 2:00 P.M., as the case may be, on the first Business Day after the sale date. If the initial interest rate for a Floating Rate Global Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 noon and 2:00 P.M., respectively, on the second Business Day before the Settlement date. Settlement Procedure "J" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement date.

     If Settlement of a Global Note is rescheduled or canceled, the Paying Agent will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled Settlement date.

     Failure to Settle. If the Paying Agent has not entered an SDFS deliver
     -----------------
order with respect to a Global Note pursuant to Settlement Procedure "G" above, then, upon written request (which may be effected by facsimile transmission) of the Corporation, the Paying Agent shall deliver to DTC, through DTC's Participant Terminal System, as soon as practicable but no later than 2:00 P.M. on any Business Day, a withdrawal message instructing DTC to debit such Note to the Paying Agent's participant account. DTC will process the withdrawal message, provided that the Paying Agent's participant account contains a principal amount of the Global Note representing such Note that is at least equal to

                                                                       EXHIBIT B
                                                                       ---------
                                                                         Page 12


the principal amount to be debited. If a withdrawal message is processed with respect to all the Global Notes represented by a Global Note, the Paying Agent will mark such Global Note "canceled," make appropriate entries in the Paying Agent's records and send such canceled Global Note to the Corporation. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Paying Agent will exchange such Global Note for two Global Notes, one of which shall represent such Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the other Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

     If the purchase price for any Global Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, such Agent may enter SDFS deliver orders through DTC's Participant Terminal System debiting such Global Note free to such Agent's participant account and crediting such Global Note free to the participant account of the Paying Agent and shall notify the Paying Agent and the Corporation thereof. Thereafter, the Paying Agent (i) will immediately notify the Corporation, once the Paying Agent has confirmed that such Global Note has been credited to its participant account, and the Corporation shall immediately transfer by Fedwire (immediately available funds) to such Agent an amount equal to the amount with respect to such Global Note which was previously sent by wire transfer to the account of the Corporation in accordance with Settlement Procedure "J" above, and (ii) the Paying Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. Such debits and credits will be made on the Settlement date, if possible, and in any event not later than 5:00 P.M. on the following Business Day. If such failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Corporation will reimburse such Agent on an equitable basis for the loss of the use of the funds during the period when they were credited to the account of the Corporation.

     Notwithstanding the foregoing, upon any failure to settle with respect to a Global Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Notes to have been represented by a Global Note, the Paying Agent will provide, in accordance with Settlement Procedure "E" above, for the authentication and issuance of a Global Note representing the other Global Notes to have been represented by such Global Note and will make appropriate entries in its records.

     Relevant Trustee and Agents Not to Risk Funds. Nothing herein shall be
     ---------------------------------------------
deemed to require the Relevant Trustee, any Paying Agent or any Authenticating Agent to risk or

                                                                       EXHIBIT B
                                                                       ---------
                                                                         Page 13


expend its own funds in connection with any payment to the Corporation, DTC, the Agents or the purchaser, it being understood by all parties that payments made by the Relevant Trustee, any Paying Agent or any Authenticating Agent to the Corporation, DTC, the Agents, or the purchaser shall be made only to such extent that funds are provided to the Relevant Trustee, any Paying Agent or any Authenticating Agent for such purpose. Similarly, nothing herein shall alter any duty, or limit or diminish any right or immunity, of the Relevant Trustee, any Paying Agent or any Authenticating Agent under the Relevant Indenture.

Redemption
----------

     The Notes will be redeemable (if at all) prior to their Stated Maturity on terms specified in the Prospectus Supplement and the applicable Pricing Supplement.

Maturity
--------

     Notes will be paid at Maturity on terms specified in the Prospectus Supplement and the applicable Pricing Supplement.

Procedures for Establishing the Terms of the Notes
--------------------------------------------------

     The Corporation and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any indication of interest in Notes upon certain terms and communicated such terms to the Corporation, if the Corporation accepts an offer to purchase Notes upon such terms, the Corporation will prepare a Pricing Supplement, in the form previously approved by the Agents, reflecting the terms of such Notes and, after approval from such Agent, will arrange to electronically transmit for filing with the Commission under the EDGAR system a copy of such Pricing Supplement (together with the Prospectus, if amended or supplemented) and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, together with such Pricing Supplement, to such Agent. See "Delivery of Prospectus."

     If the Corporation decides to post rates and a decision has been reached to change interest rates, the Corporation will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend, and the Corporation will establish, rates to be so "posted." Following establishment of posted rates and prior to the filing described in the following sentence, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once any Agent has recorded any indication of interest in Notes at the posted rates and communicated the same to the Corporation, if the Corporation plans to accept an offer at the posted rate, the Corporation will prepare a Pricing Supplement reflecting such posted rates and, after approval from the Agents, will arrange to electronically transmit for filing with the Commission under the

                                                                       EXHIBIT B
                                                                       ---------
                                                                         Page 14


EDGAR system a copy of such Pricing Supplement (together with the Prospectus, if amended or supplemented) and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, to the Agent who presented such offer. See "Delivery of Prospectus."

Suspension of Solicitation; Amendment or Supplement
---------------------------------------------------

     In the event that at the time the Agents, at the direction of the Corporation, suspend solicitation of offers to purchase from the Corporation, there shall be any orders outstanding which have not been settled, the Corporation will promptly advise the Agents and the Relevant Trustee, the Authenticating Agent and the Paying Agent whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Corporation will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Corporation determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus
----------------------

     A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof, together with the applicable Pricing Supplement, must be delivered to a purchaser prior to or simultaneously with the earlier of the delivery of (i) the written confirmation of a sale sent to a purchaser or his agent and (ii) any Note purchased by such purchaser. The Corporation shall ensure that the applicable Agent receives copies of the Prospectus and each amendment or supplement thereto (including the applicable Pricing Supplement) in such quantities and within such time limits as will enable such Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. Copies of Pricing Supplements should be delivered:

     If to Lehman Brothers Inc.:

          By facsimile delivery to:

               Lehman Brothers Inc.
               c/o ADP
               Prospectus Services
               536 Broad Hollow Road
               Melville, New York 11747
               Attention: Mike Ward
               Telephone: (516) 254-7106
               Telecopy: (516) 249-7492

                                                                       EXHIBIT B
                                                                       ---------
                                                                         Page 15


         with a copy by hand to:
               Lehman Brothers Inc.
               3 World Financial Center, 9th Floor
               New York, New York 10285-0900
               Attention: Brunnie Vazquez
               Telephone: (212) 526-8400
               Telecopy: (212) 528-6139

     If to BT Alex. Brown Incorporated:

          BT Alex. Brown Incorporated
          130 Liberty Street
          New York, New York 10006
          Attention: David Choi
          Telephone: (212) 775-3054
          Telecopy: (212) 669-5492

     If to Goldman, Sachs & Co.:

          Goldman, Sachs & Co.
          85 Broad Street
          New York, New York 10004
          Attention: Medium Term Note Trading
          Telephone: (212) 902-8401
          Telecopy: (212) 902-0658

     If to Morgan Stanley & Co. Incorporated:

         Morgan Stanley & Co. Incorporated
          1585 Broadway
         2nd Floor
         New York, New York 10036
         Attention: Medium-Term Note Trading Desk, Carlos Cabrera
         Telephone: (212) 761-2000
         Telecopy: (212) 761-8846

                                                                       EXHIBIT B
                                                                       ---------
                                                                         Page 16

     If to Merrill Lynch & Co.:

         Merrill Lynch & Co.
         Tritech Services
         40 Colonial Drive
         Piscataway, New Jersey 08854
         Attention: Prospectus Operations/Nachman Kimerling
         Telephone: (732) 885-2768
         Telecopy: (732) 885-2774/5/6

         with a copy to:

         Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith Incorporated
         World Financial Center
         North Tower, 10th Floor
         New York, New York 10281-1310
         Attention: MTN Product Management
         Telephone: (212) 449-7476
         Telecopy: (212) 449-2234

     If to Salomon Brothers Inc:

         Salomon Brothers Inc
         Seven World Trade Center
         New York, New York 10048
         Attention: Medium-Term Note Department
         Telephone: (212) 783-5897
         Telecopy: (212) 783-2274

     If to Smith Barney Inc.:

         By facsimile delivery to:

               Smith Barney Inc.
               390 Greenwich Street - 4th Floor
               New York, New York 10013
               Attention: MTN Product Management/Origination
               Telephone: (212) 723-5123
               Telecopy: (212) 723-8854

                                                                       EXHIBIT B
                                                                       ---------
                                                                         Page 17


         and by facsimile delivery to:

               Smith Barney Inc.
               Brooklyn Army Terminal
               140 58th Street - 8th Floor
               Brooklyn, New York 11220
               Attention: Prospectus Fulfillment - Andrea Springer
               Telephone: (718) 921-8460
               Telecopy: (718) 921-8472


If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Corporation and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus. The Corporation will make all such deliveries with respect to all Notes sold directly by the Corporation.

Authenticity of Signatures
--------------------------

     The Corporation will cause the Authenticating Agent to furnish the Agents from time to time with the specimen signatures of each of the Authenticating Agent's officers, employees and agents who have been authorized by the Authenticating Agent to authenticate Notes, but the Agents will have no obligation or liability to the Corporation or the Authenticating Agent in respect of the authenticity of the signature of any officer, employee or agent of the Corporation or the Authenticating Agent on any Note.


Advertising Costs
-----------------

          The Corporation will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Notes. Advertising expenses incurred with the prior consent of the Corporation will be paid by the Corporation.

                                                                       EXHIBIT B
                                                                       ---------
                                                                         Page 18


                       SPECIAL ADMINISTRATIVE PROCEDURES
                            FOR MULTI-CURRENCY NOTES


     Settlements, payments and other matters relating to any Multi-Currency Note shall be effected in a manner consistent with the terms of such Multi-Currency Note, as set forth therein and in the Prospectus Supplement and the applicable Pricing Supplement and the applicable Indenture.

                                                                       EXHIBIT B
                                                                       ---------
                                                                         Page 19


                  SETTLEMENT PROCEDURES FOR CERTIFICATED NOTES

     Settlement procedures with regard to each Certificated Note sold through each Agent shall be as follows:

     A. The Presenting Agent will advise the Corporation by telex or facsimile of the following information:

     1.  Exact name in which the Note is to be registered ("Registered Owner").

     2. Exact address of the Registered Owner and address for payment of principal and interest, if any.

     3.  Taxpayer identification number of the Registered Owner (if available).

     4. Principal amount of the Note (and, if multiple Notes are to be issued, denominations thereof).

     5.  Settlement date (Original Issue Date).

     6.  Stated Maturity.

     7.  Issue Price.

     8.  Trade Date.

     9. Specified Currency, whether the option to elect payments in a Specified Currency applies and, if the Specified Currency is not U.S. Dollars, the authorized denominations.

     10. Interest rate:

          (a)  Fixed Rate Notes:

               i)   interest rate; and
               ii)  overdue rate, if any.

         (b)   Floating Rate Notes:

               i)   Interest Rate Basis (e.g., Commercial Paper Rate);
                                         - -
               ii)  Initial Interest Rate;
               iii) Spread or Spread Multiplier, if any;

                                                                       EXHIBIT B
                                                                       ---------
                                                                         Page 20


               iv) Interest Reset Dates, Interest Reset Period and Interest Determination Dates;
               v)    Index Maturity;
               vi)   maximum and minimum interest rates, if any; and
               vii)  overdue rate, if any.

         (c)   Indexed Notes:

               The applicable terms thereof.

     11. Interest Payment Date(s) and Regular Record Dates.

     12. Optional Interest Reset Dates, if any, and Subsequent Interest Periods, if any.

     13. Extension Periods, if any, and Final Maturity Dates, if any.

     14. The date on or after which the Notes are redeemable at the option of the Corporation or subject to repurchase by the Corporation at the option of the holder, and additional redemption or repurchase provisions, if any.

     15. Amortization schedule, if any.

     16. Wire transfer information, if applicable.

     17. Such Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Corporation upon Settlement).

     18. Whether such Certificated Note is issued at an original issue discount ("OID"), and, if so, the total amount of OID, the yield to maturity and the initial accrual period of OID.

     19. Other provisions, if appropriate.

     B. The Corporation will confirm the above Settlement information to the Authenticating Agent by telex or facsimile. If the Corporation rejects an offer, the Corporation will promptly notify such Presenting Agent by telephone.

     C. The Authenticating Agent will assign a Note number to the transaction and will complete the first page of the preprinted 4-ply Note packet the form of which was previously approved by the Corporation, the Agents and the Authenticating Agent.

                                                                       EXHIBIT B
                                                                       ---------
                                                                         Page 21


     D. The Authenticating Agent will deliver the Note (with the attached white confirmation) and the yellow and blue stubs to such Presenting Agent. Such Presenting Agent will acknowledge receipt of the Note by completing the yellow stub and returning it to the Authenticating Agent.

     E. Such Presenting Agent will cause to be wire transferred to a bank account designated by the Corporation immediately available funds in U.S. Dollars in the amount of the principal amount of the Note, less the applicable commission or discount, if any.

     F. Such Presenting Agent will deliver the Note (with the attached white confirmation) to the purchaser against payment in immediately available funds in the amount of the principal amount of the Note. Such Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Note with or prior to any written offer of Notes, delivery of the Note and the confirmation and payment by the purchaser for the Note.

     G. Such Presenting Agent will obtain the acknowledgment of receipt for the Note and Prospectus by the purchaser through the purchaser's completion of the blue stub.

     H.  The Authenticating Agent will mail the pink stub to the Corporation's

     Treasurer.

Settlement Procedures Timetable for Certificated Notes
------------------------------------------------------

     For offers accepted by the Corporation, Settlement Procedures "A" through "H" set forth above shall be completed on or before the respective times set forth below:

           Settlement
           Procedure          Time (New York)
           ---------          ---------------

               A              5:00 P.M. on date of order
               B              3:00 P.M. on the Business Day prior to Settlement
               date
               C-D            12:00 noon on the Settlement date
               E              2:15 P.M. on the Settlement date
               F-G            3:00 P.M. on the Settlement date
               H              5:00 P.M. on Business Day after the Settlement
                              date

                                                                       EXHIBIT B
                                                                       ---------
                                                                         Page 22



Failure
-------

     In the event that a purchaser of a Note shall either fail to accept delivery of or make payment for such Note on the date fixed by the Corporation for Settlement, such Presenting Agent will immediately notify the Authenticating Agent and the Corporation's Treasurer by telephone, confirmed in writing, of such failure and return the Note to the Authenticating Agent. Upon the Authenticating Agent's receipt of the Note from such Presenting Agent, the Corporation will promptly return to such Presenting Agent an amount of immediately available funds in U.S. Dollars equal to any amount previously transferred to the Corporation in respect of the Note pursuant to advances made by such Presenting Agent. Such returns will be made on the Settlement date, if possible, and in any event not later than 12:00 noon (New York City time) on the Business Day following the Settlement date. The Corporation will reimburse such Presenting Agent on an equitable basis for its loss of the use of the funds during the period when the funds were credited to the account of the Corporation. Upon receipt of the Note in respect of which the default occurred, the Authenticating Agent will mark the Note "canceled," make appropriate entries in its records and deliver the Note to the Corporation with an appropriate debit advice. Such Presenting Agent will not be entitled to any commission with respect to any Note which the purchaser does not accept or make payment for.

                                                                       EXHIBIT C
                                                                       ---------


                               PURCHASE AGREEMENT
                               ------------------



                                                               ___________, 19__



Bankers Trust New York Corporation
130 Liberty Street
New York, NY 10006

Attention: _____________________

     The undersigned agrees to purchase the following principal amount of the Notes described in the Distribution Agreement dated October 1,1997 (as it may be supplemented or amended from time to time, the "Distribution Agreement"):

     Principal Amount         [$]_________________________
     [Stated Maturity:        ___________________________]
     Specified Currency:      ___________________________
     Interest Rate:           _______%
     Discount:                      _______% of Principal Amount
     Aggregate Price to be
        paid to the Corporation (in
        immediately available
        funds):                     [$]_________________________
     Settlement Date:         ____________________________
     Other Terms:             ____________________________

     [In the case of Notes issued in a foreign currency or currency unit, unless otherwise specified below, settlement and payments of principal and interest will be in U.S. Dollars based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. Dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes denominated in such Specified Currency electing to receive U.S. Dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency.]

     Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement and not otherwise defined herein shall have the

                                                                       EXHIBIT C
                                                                          Page 2


meanings set forth in the Distribution Agreement. The terms "Agent" or "Agents," as used in the Distribution Agreement, shall be deemed to refer to the undersigned Purchaser[s].

     Our obligation to purchase Notes hereunder is subject to the accuracy, as of the date hereof and as of the Settlement Date, of your representations and warranties contained in Section 1 of the Distribution Agreement and to your performance and observance of all applicable covenants and agreements contained therein, including, without limitation, your obligations pursuant to Section 7 thereof. Our obligation hereunder is subject to the further condition that we shall receive (a) the opinions required to be delivered pursuant to Sections 5(e), 5(f) and 5(h) of the Distribution Agreement, (b) the certificate required to be delivered pursuant to Section 5(g) of the Distribution Agreement, and (c) the letter referred to in Section 5(g) of the Distribution Agreement in each case dated as of the above Settlement Date and (d) [insert other conditions as appropriate].

     We may terminate this Agreement, upon notice to you, if prior to the Settlement Date (i) trading in securities generally on the New York Stock Exchange, Inc. shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities in New York shall have been declared by Federal or New York State authorities; or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in our reasonable judgment, impracticable to market the Notes. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Sections 4, 7 and 13 of the Distribution Agreement.


     This Agreement shall be governed by and construed in accordance with the laws of New York.

                                               [PURCHASER]


                                               By:____________________________
                                               Name:
                                               Title:


ACCEPTED:                               , 19__

BANKERS TRUST NEW YORK CORPORATION



By:_______________________________________
   Name:
   Title:

                                                                       EXHIBIT D
                                                                       ---------



                                 [INDEXED NOTE]
                               AMENDMENT NO. ___
         TO DISTRIBUTION AGREEMENT DATED ________ __, 1997, AS AMENDED

                        [Insert Title of the Denominated

                            and Indexed Currencies]

     The undersigned hereby agree[s] that for the purposes of the issue and sale of Notes denominated in [title of currency or currency unit] (the "Denominated Currency") and indexed to [title of currency or currency unit] (the "Indexed Currency") pursuant to the Distribution Agreement, dated ________ __, 19__ as it may be amended (the "Distribution Agreement"), the following additions and modifications shall be made to the Distribution Agreement. The additions and modifications adopted hereby shall be of the same effect for the sale under the Distribution Agreement of all Notes denominated in the Denominated Currency and indexed to the Indexed Currency, whether offered on an agency or principal basis, but shall be of no effect with respect to Notes denominated in any currency or currency unit other than the Applicable Foreign Currency.

     Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement. The term Agents, as used in the Distribution Agreement, shall be deemed to refer to the undersigned Agents for purposes of this Amendment.

     [Insert appropriate additions and modifications to the Distribution Agreement, for example, to opinions of counsel, conditions to obligations and settlement procedures, etc.]

BANKERS TRUST NEW YORK
  CORPORATION


By:______________________
   Name:
   Title:


[PURCHASERS]


By:______________________
   Name:
   Title: